UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2016, EXCO Resources, Inc. (the “Company”) accepted for purchase certain of its 7.500% Senior Notes due 2018 (the “2018 Notes”) and its 8.500% Senior Notes due 2022 (the “2022 Notes” and together with the 2018 Notes, the “Notes”) tendered in its previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) to amend certain terms of the indenture governing the 2022 Notes (the “2022 Notes Indenture”).

The following table sets forth the original outstanding principal amount of Notes included in the tender offer, the principal amount of Notes tendered and not withdrawn as of the early tender/consent only deadline and the principal amount accepted for purchase.

Title of Security	CUSIP and ISIN Numbers	Principal Amount Outstanding	Acceptance Priority Level	Aggregate Principal Amount Tendered and Not Withdrawn	Aggregate Principal Amount Accepted for Purchase
8.500% Senior Notes due 2022 (“2022 Notes”)	269279AE5 US269279AE58	$171,432,000	1	$117,023,000	$101,263,000
7.500% Senior Notes due 2018 (“2018 Notes”)	269279AD7 US269279AD75	$131,576,000	2	$23,470,000	$0

As the Tender Offer is oversubscribed with respect to each series of Notes, the Company has accepted for purchase tendered Notes on a prorated basis in the manner described in the Offer to Purchase and Consent Solicitation Statement dated as of July 27, 2016. Holders who tender Notes or deliver consents after the early tender/consent only deadline will not have any of their Notes or consents accepted for payment.

As a result of the receipt of the required consents pursuant to the Consent Solicitation, the Company and the trustee under the 2022 Notes Indenture have executed a supplemental indenture (the “Sixth Supplemental Indenture”) to amend the definition of “Credit Facilities” in the 2022 Notes Indenture to include debt securities as a permitted form of additional secured indebtedness, in addition to term loans and other credit facilities currently permitted. The Sixth Supplemental Indenture will be effective immediately upon its execution and delivery to the trustee under the 2022 Notes Indenture. However, the proposed amendment will not become operative until the Company notifies the trustee under the 2022 Notes Indenture that the amounts payable by the Company pursuant to the Tender Offer and the Consent Solicitation are deposited with the tender agent on the early payment date, which is expected to occur on August 12, 2016.

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the document, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 10, 2016, the Company issued a press release announcing the early tender results of the previously announced Tender Offer and Consent Solicitation. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Sixth Supplemental Indenture, dated August 9, 2016, by and among EXCO Resources, Inc., certain of its subsidiaries and Wilmington Trust Company, as trustee.

99.1	Press Release, dated August 10, 2016, issued by EXCO Resources, Inc. (furnished herewith pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC. (Registrant)

Date: August 10, 2016

	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1	Sixth Supplemental Indenture, dated August 10, 2016, by and among EXCO Resources, Inc., certain of its subsidiaries and Wilmington Trust Company, as trustee.

99.1	Press release, dated August 10, 2016, issued by EXCO Resources, Inc. (furnished herewith pursuant to Item 7.01).